UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
March 21, 2022
(Date of Report (date of earliest event reported)

IRIDEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-27598	77-0210467
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1212 Terra Bella Avenue Mountain View, California 94043
(Address of principal executive offices, including zip code)
(650) 940-4700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.01 per share	IRIX	Nasdaq Global Market

 Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(d) Appointment of Director

On March 17, 2022, Iridex Corporation (the “Company”) appointed Beverly A. Huss to its board of directors (the “Board”), effective March 17, 2022 (the “Effective Date”). In connection with Ms. Huss’ appointment to the Board, the size of the Board was increased from five to six members as of the Effective Date.

Ms. Huss will receive standard compensation available to non-employee members of the Board and committees of the Board and has been granted a nonstatutory stock option to purchase 15,000 shares of the Company’s common stock which vests in equal monthly installments over four years following the effective date of the grant, subject to Ms. Huss remaining a service provider to the Company through each applicable vesting date. In addition, it is expected that Ms. Huss will execute the Company’s current standard form of indemnification agreement, which was filed as Exhibit 10.2 to the Company’s Annual Report on Form 10-K on March 15, 2022.

Ms. Huss has served as the Chief Executive Officer of Pagonia Medical, Inc. (“Pagonia”), a private company focused on creating a novel non-invasive device for the preservation of tissue following a heart attack, stroke, traumatic brain injury and other medical conditions since January 2021. From September 2013 until January 2021, she served as President and Chief Executive Officer of Qool Therapeutics, Inc. (“Qool”), formerly Thermocure, Inc., a company focused on temperature management therapies. Prior to joining Qool, Ms. Huss was President and Chief Executive Officer at a start-up medical device company, Vibrynt, Inc., and held multiple senior level leadership positions at Guidant Corporation, including, President, Endovascular Solutions, and Vice President, Global Marketing, Vascular Intervention, and Vice President of the Stent Business Unit. Ms. Huss currently serves on the board of directors of Pagonia, Madorra Inc., a privately-held medical device company developing solutions to improve quality of life after menopause (executive chair of the board), Accuray Incorporated, a publicly-held radiation oncology company (compensation chair), Coala-Life Group AB, a Swedish public medical device company developing heart monitors, and Ancora Heart, Inc., a privately-held medical device company developing heart failure treatments. Her prior public company board experience includes Artes Medical, Inc., Wright Medical Group N.V. and Dade Behring Holdings, Inc. Ms. Huss holds a B.S. in metallurgical engineering from the University of Illinois and a M.S. in technology management from Pepperdine University.

As a current chief executive officer with more than 25 years of management experience in the medical device industry, and a current and former member of several public and private company boards, Ms. Huss brings to the Board extensive experience in the medical device industry, including experience in the areas of business operations, management and corporate governance.

There is no arrangement or understanding between Ms. Huss and any other person pursuant to which Ms. Huss was elected as a director of the Company. There are no family relationships between Ms. Huss and any director or executive officer of the Company, and, other than as described above, no transactions involving Ms. Huss that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01.Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated March 21, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDEX CORPORATION

	By:	/s/David I. Bruce
David I. Bruce
President and Chief Executive Officer

Date: March 21, 2022